Exhibit 99.1

FOR IMMEDIATE RELEASE

Rigel Resource Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Redeemable Warrants Commencing December 27, 2021

NEW YORK, NY, December 23, 2021 — Rigel Resource Acquisition Corp. (the “Company”) today announced that, commencing December 27, 2021, holders of the units sold in the Company’s initial public offering of 30,000,000 units, including 2,500,000 units issued as a result of the underwriter’s exercise of its over-allotment option, may elect to separately trade the Class A ordinary shares and redeemable warrants included in the units. Those units not separated will continue to trade on The New York Stock Exchange (“NYSE”) under the symbol “RRAC.U,” and the Class A ordinary shares and redeemable warrants that are separated will trade on NYSE under the symbols “RRAC” and “RRAC WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and redeemable warrants.

The Company is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is indirectly sponsored by Orion Mine Finance Fund III, which is managed by Orion Resource Partners (USA) LP ("Orion"). Orion is a global alternative investment management firm specializing in institutional metals and mining investment strategies primarily in the base and precious metals space. The Company's management team is led by members of Orion's current management team.

While the Company may pursue an initial business combination with a company in any industry, sector or geographic region, the Company intends to pursue an initial business combination with a target in the global mining industry, including operators of mines and providers of ancillary services. This may include "green" and/or battery metals and industrial minerals mining operators and ancillary service providers delivering innovative mineral processing technologies, or battery mineral technologies.

The units were initially offered by the Company in an underwritten offering. Goldman Sachs & Co LLC acted as sole book-running manager for the offering.

The offering was made only by means of a prospectus, copies of which may be obtained for free from the U.S. Securities and Exchange Commission (the “SEC”) website at www.sec.gov or by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, Telephone: 1-866-471-2526, Facsimile: 212-902-9316, Email: Prospectus-ny@ny.email.gs.com.

A registration statement relating to the securities was declared effective by the SEC on November 4, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.